UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 14, 2008
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200 Novi, Michigan	48375

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Issuance of First Mortgage Bonds
On January 24, 2008, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp., issued $175,000,000 aggregate principal amount of its 6.150% First Mortgage Bonds, Series A, due 2038 (the “Series A Bonds”) in a private placement in reliance on exemptions from registration under the Securities Act of 1933 pursuant to the terms of the purchase agreement described under Item 8.01 of this Current Report on Form 8-K.
The Series A Bonds were issued under ITC Midwest’s first mortgage and deed of trust (the “First Mortgage and Deed of Trust”), dated January 14, 2008, between ITC Midwest and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto, dated as of January 14, 2008, between ITC Midwest and the Trustee (the “First Supplemental Indenture” and, together with the First Mortgage and Deed of Trust, the “Indenture”). The Series A Bonds are secured by a first mortgage lien on substantially all of ITC Midwest’s real and tangible personal property equally with all other securities issued in the future under the First Mortgage and Deed of Trust, with such exceptions as described in, and such releases as permitted by, the Indenture.
Interest on the Series A Bonds is payable semi-annually on January 31 and July 31 of each year, commencing on July 31, 2008 at a fixed rate of 6.150% per annum. ITC Midwest may redeem the Series A Bonds, in whole or in part, at any time by paying a “Make Whole Price” equal to the greater of (1) 100% of the principal amount of the Series A Bonds being redeemed and (2) the sum of the present values of the remaining scheduled principal and interest payments on the Series A Bonds discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accrued and unpaid interest on the Series A Bonds to, but excluding, the redemption date. The principal amount of the Series A Bonds is payable on January 31, 2038.
The Series A Bonds and the Indenture contain customary events of default, including, without limitation, failure to pay interest on any Security (as defined in the Indenture) for 30 days after becoming due; failure to pay principal on any Security when due; and failure to comply with certain covenants and warranties contained in the Indenture for a period of 60 days (or 90 days in the case of a failure to comply with the reporting covenant described under Section 12.04 of the First Mortgage and Deed of Trust) after written notice from the Trustee or the holders of 25% of the aggregate principal amount of Securities then outstanding. If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the “Holders” (as defined in the Indenture) of not less than 25% in aggregate principal amount of the Securities outstanding may declare the principal amount of all the Securities to be immediately due and payable.
The above descriptions of the Indenture do not purport to be complete statements of the parties’ rights and obligations thereunder. Such descriptions are qualified in their entirety by reference to the First Mortgage and Deed of Trust and the First Supplemental Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.19 and Exhibit 4.20, respectively, and which are incorporated herein by reference.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01. OTHER EVENTS.
On January 15, 2008, ITC Midwest entered into a purchase agreement, dated such date (the “Purchase Agreement”), with Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as representatives of the other several initial purchasers named therein (collectively, the “Initial Purchasers”), with respect to the offer and sale by ITC Midwest and the purchase by the Initial Purchasers of $175,000,000 aggregate principal amount of ITC Midwest’s Series A Bonds.
The above description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement. The above description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

4.19	First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A., as trustee

4.20	First Supplemental Indenture, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A., as trustee

99.1	Purchase Agreement, dated January 15, 2008, between ITC Midwest LLC and Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and the other initial purchasers named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel
February 1, 2008